Exhibit 10.2

AMENDMENT TO THE
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
OF HONEYWELL INTERNATIONAL INC.

WITNESSETH

                    The Deferred Compensation Plan for Non-Employee Directors of Honeywell International Inc. (the “Plan”) is hereby amended as indicated below:

                    1.     Effective January 1, 2006, the second sentence of clause 6(a)(iv) is hereby replaced in its entirety with the following sentence:

“Effective January 1, 2006, the Non-Elective Deferrals for the calendar year an individual first becomes a Director shall be paid in a lump sum on the first business day of the calendar year immediately following the year in which the Director ceases to be a Director of the Corporation.”

                    2.     Effective for deferrals attributable to years beginning on or after January 1, 2005, Sections 6(d), 6(e) and 9, relating to new distribution elections, accelerated distribution elections and hardship withdrawals, shall not apply.

                    3.     Effective for deferrals attributable to years beginning on or after January 1, 2005, the following new Section 7(e) shall immediately be added following the current Section 7(d):

“e.     Special Provisions for Years Beginning on or after January 1, 2005. Notwithstanding the foregoing provisions of this Section 7, for the year beginning January 1, 2005, ‘Change in Control’ has the meaning ascribed to the phrase ‘Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation’ under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee. For years beginning on or after January 1, 2006, the provisions of Section 7(c) shall be disregarded and a Director’s original distribution election shall be followed.”

This Amendment is executed this 13th day of February 2006.

Thomas Weidenkopf
Honeywell International Inc.
Senior Vice President – Human Resources and Communications